As filed with the Securities and Exchange Commission on May 9, 2007
                                            Registration No. 333-128138
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM F-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


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                       TTI TEAM TELECOM INTERNATIONAL LTD.
             (Exact name of Registrant as specified in its charter)


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Israel                                                   Not Applicable
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                       TTI Team Telecom International Ltd.
                              7 Martin Gehl Street
                    Kiryat Aryeh, Petach Tikva 49512, Israel
                                 +972-3-926-9700
   (Address and Telephone Number of Registrant's principal executive offices)


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                      TTI Team Telecom International, Inc.
              600 Harbor Boulevard, Unit 1205, Weehawken, NJ 07087
                               Tel: (201) 863-1400
            (Name, address and telephone number of agent for service)


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                                   Copies to:


Mark S. Selinger, Esq.                        Ido Zemach, Adv.
McDermott Will & Emery LLP                    Goldfarb, Levy, Eran, Meiri & Co.
340 Madison Avenue                            2 Weizmann Street
New York, New York 10173                      Tel Aviv 64239, Israel
Tel: (212) 547-5438                           Tel: +972-3-608-9999
Fax: (212) 547-5444                           Fax: +972-3-608-9909


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Approximate date of commencement of proposed sale to the public: Not Applicable.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
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This Post-Effective Amendment No. 1 to Form F-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

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


                          DEREGISTRATION OF SECURITIES

We are filing this Post-Effective Amendment No.1 to our Registration Statement on Form F-3 (File No. 333-128138), as amended (the "Registration Statement"), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, pursuant to the undertaking set forth in
Item 10(a)(3) of the Form F-3, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares which remain unsold under the Registration Statement.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, in the State of Israel, on May 9, 2007.


 TTI TEAM TELECOM INTERNATIONAL LTD.


 By:         /s/ Meir Lipshes
             ------------------
             Meir Lipshes
             Chief Executive Officer



 By:         /s/ Israel (Eli) Ofer
             ----------------------
              Israel (Eli) Ofer
              Chief Financial Officer




                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed by the following persons, as of May 9, 2007, in the capacities indicated:

/s/ Meir Lipshes
----------------
Meir Lipshes
Chief Executive Officer and Chairman of the Board of Directors

/s/ Israel (Eli) Ofer
-----------------------
Israel (Eli) Ofer
Chief Financial Officer
(Principal Financial and Accounting Officer)


*________________

Meir Dvir
Director


*________________

Ilan Toker
Director


*________________

Lior Bregman
Director


 _______________
Julie Kunstler
Director


*________________

Doron Zinger
Director


Authorized Representative in the United States:

         TTI Team Telecom International, Inc.



         By: *_______________________
             Name: Yuval Rindsberger
             Title: Controller


       * By: /s/ Meir Lipshes
             ------------------------

         Meir Lipshes

        (as attorney-in-Fact)